Exhibit 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Thomas R. Moyes, certify that:

1.  The Annual Report on Form 10-KSB for the year ended June 30, 2003 (the “Report”) of MediCor Ltd. (the “Company”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of MediCor.

Date: October 10, 2003

/s/ Thomas R. Moyes
Thomas R. Moyes
Chief Financial Officer